                        [JOURNAL REGISTER COMPANY LOGO]

NEWS RELEASE
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                                                                   June 13, 2005

JOURNAL REGISTER COMPANY CHIEF FINANCIAL OFFICER STEPS DOWN

TRENTON, NJ -Journal Register Company (NYSE: JRC) today announced that Joseph W.
Pooler, the Company's recently-appointed Senior Vice President and Chief
Financial Officer, had stepped down from his position by mutual agreement with the Company.

Jean B. Clifton, the Company's President and Chief Operating Officer and
formerly the Company's Chief Financial Officer, will assume Mr. Pooler's responsibilities until the Company names a replacement.

Journal Register Company is a leading U.S. newspaper publishing company. Journal
Register Company owns 27 daily newspapers, including the New Haven Register,
Connecticut's second largest daily and Sunday newspaper, and 338 non-daily publications. Journal Register Company currently operates 201 individual Web sites that are affiliated with the Company's daily newspapers and non-daily publications. These Web sites can be accessed at www.journalregister.com. All of the Company's operations are strategically clustered in seven geographic areas:
Greater Philadelphia; Michigan; Connecticut; Greater Cleveland; Central New
England; and the Capital-Saratoga and Mid-Hudson regions of New York. The
Company has an investment in PowerOne Media, LLC, a leading provider of online solutions for newspapers, hosting the largest online newspaper network in the
U.S.

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For more information:  Journal Register Company          Jean B. Clifton
                       State Street Square               President and
                       50 West State Street              Chief Operating Officer
                       Trenton, NJ 08608-1298            Tel: (609) 396-2200
                       Fax: (609) 396-2292